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Exhibit 23.2

                                          February 17, 1997

EXECUTONE Information Systems, Inc.
478 Wheelers Farms Road
Milford, CT 06460

                      ANNUAL REPORT ON FORM 10-K/A FOR THE
                      FISCAL YEAR ENDED DECEMBER 31, 1995
              TO BE FILED FEBRUARY 18, 1997 (FILE NO. 000-11551)
              --------------------------------------------------

Gentlemen:

     This firm has reviewed the information set forth in the ninth paragraph under "Recent Developments" under Item 1., Business, and the information set forth in the first paragraph under Item 3, Legal Proceedings, of the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995 of EXECUTONE Information Systems, Inc. (the "Company"). We understand that the information set forth therein as it related to the issue of the authorization of the National Indian Lottery under 25 U.S.C. 2701 et seq. is based upon the advice provided to the Company by this firm.

     We consent to the summarization of such advice and the reference to us in the prospectus.

                                          Very truly yours,



                                          HUNTON & WILLIAMS



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